Fourth Quarter and FY 2021 Earnings Call February 2022

2 Forward-Looking Statements This presentation and responses to various questions contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements present our current expectations and projections relating to our business, financial condition and results of operations, and do not refer to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: our future financial performance including our outlook for full fiscal year 2022; the adoption of fair value and our expectations related to the adoption; the Company’s belief that it is in a strong position from both an operational and capital perspective; our potential to drive long-term earnings growth; our expectations regarding our growth strategies, including our expectation of originations to grow; our expectations regarding the impact of COVID-19 as well as related government actions and stimulus programs, as well as underwriting changes implemented by us and the banks we support to address credit risks associated with the loan originations during the economic crises created by the pandemic, on our business, customers, results of operations and financial condition, including on loan originations, demand for our products, credit quality, marketing expense and net charge-offs; our expectations regarding the cumulative loss rate as a percentage of originations for the 2021 vintage; our expectations with respect to our liquidity position and requirements for additional debt to fund loans; our expectations with respect to our stock repurchase plan and our current valuation; and our expectations regarding the cost of customer acquisition, new customer originations, and the efficacy and cost of our marketing efforts. Forward‐looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the effect of the COVID-19 pandemic and various policies being implemented to prevent its spread on the Company’s business, financial condition and results of operations; the Company’s limited operating history in an evolving industry; the Company’s ability to grow revenue and maintain or achieve consistent profitability in the future; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; uncertainties in the current economic environment, including potential increased inflation and a likely higher interest rate environment; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the most recent Annual Report on Form 10-K; most recent Form 10-Q and in the Company's other current and periodic reports filed from time to time with the SEC. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements regarding risks and uncertainties that are included in our public communications. You should evaluate all forward-looking statements made in this presentation in the context of these risks and uncertainties. Neither we nor any of our respective agents, employees or advisors intend or have any duty or obligation to supplement, amend, update or revise any of the forward-looking statements contained in this presentation. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Neither we nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. The information and opinions contained in this presentation are provided as of the date of this presentation and are subject to change without notice. This presentation has not been approved by any regulatory or supervisory agency. See Appendix for additional information and definitions.

33 Elevate is reinventing non-prime credit with online products that provide financial relief today, and help people build a brighter financial future. We, along with the banks that license our technology, have originated $9.8 billion to 2.7 million customers1

4 A little history first Building for the future Net income doubled Leadership change 800,000 gross shares repurchased Onset of pandemic Helped over 80,000 consumers Shrinking portfolio Record net income from continuing operations 7.7 million gross shares repurchased 2019 2020 2021 Return to growth Invest in the future Launch Elevate Blueprint™ Resolve legacy litigation 7.3 million gross shares repurchased

5 Combined loans receivable and Combined loan loss reserve are non-GAAP financial measures. See appendix for a reconciliation to a GAAP measure. 12% Combined loan loss reserve2 which was flat YoY 9% Sequential increase in combined loans receivable1 Portfolio Growth Solid Credit Quality Revenue Growth 43% Compared to Q4 2020 Fourth Quarter 2021 Summary 40% YoY increase in combined loans receivable1

6  Elevate’s first embedded lending initiative  A new business structure, sub 24% APR, and equity investment opportunity  A collaboration built on long term relationships and shared mission  First of its kind Neo-Bank App - cash and credit offering and more to come  A strategic bank willing to innovate & solve complex challenges Swell is a next-gen bank alternative built on best-in-class partnerships

7 $356 $481 $618 $649 $607 $400 $559 2015 2016 2017 2018 2019 2020 2021 (-$20) (-$22) $6 $13 $26 $55 (-$14) 2015 2016 2017 2018 2019 2020 2021 $434 $580 $673 $787 $639 $465 $417 2015 2016 2017 2018 2019 2020 2021 $19 $60 $87 $116 $127 $146 $44 2015 2016 2017 2018 2019 2020 2021 Revenue Adjusted EBITDA2 Key Financial Measures ($ in millions) Ending combined loans receivable – principal, Adjusted EBITDA and Adjusted Earnings (loss) are non-GAAP financial measures. See appendix for a reconciliation to a GAAP measure. U.K. operations presented in 2015-2018 only. Adjusted Earnings / (Loss) 3 Ending Combined Loans Receivables - Principal1 As adjusted As adjusted As adjusted

8 2020 2021 0% 5% 10% 15% 20% 25% 30% 35% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 Cumulative principal loss rates as a percentage of originations by loan vintage 2013 2014 2015 2016 2017 2018 2019 2020 2021 20172018 2019 Months since origination $255 $297 $256 $235 $237 $245 $241 $297 $247 $175 $200 $225 $250 $275 $300 $325 2013 2014 2015 2016 2017 2018 2019 2020 2021 Customer Acquisition Cost CAC Top Target Range $300 Bottom Target Range $250 The 2020 and 2021 vintages are not yet fully mature from a loss perspective. U.K. operations are only presented in the 2013-2017 vintages. Excludes Today Card. U.K. operations are only presented in the 2013-2018 CAC. *2020 represents limited marketing expense and customer acquisition. Credit Quality and Customer Acquisition Cost *

9 Adjusted EBITDA margin is a non-GAAP financial measure. See Appendix for a reconciliation to GAAP measure. U.K. operations presented in 2018 only. 2018 2019 2020 2021 LT Target Gross Revenue 100% 100% 100% 100% 100% Loan Loss Provision 52% 51% 34% 45% 50% Direct Marketing and Other Cost of Sales 13% 7% 6% 13% 10% Gross Margin 35% 42% 60% 42% 40% Operating Expenses 20% 22% 28% 31% 20-25% Adjusted EBITDA Margin1 15% 20% 32% 11% 15-20% % of Gross Revenues Margin Profile

10 Combined loans receivable – principal is a non-GAAP financial measure. See appendix for a reconciliation to a GAAP measure. Effective Jan 1, 2022 Adopt Fair Value Accounting RevenueCombined Loans Receivable – Principal1 Financial Outlook – Full Year 2022 15-20% Existing product portfolio size growth in 2022 20-25% Existing product revenue growth in 2022

11 $50 million Today Card funding facility closed Oct. 2021 Funding Debt Share Repurchase ~19% Common stock repurchased in 2021 Capital Management & Liquidity 9% Weighted average cost of debt 7.3 million Common shares repurchased in 2021

1212 We believe everyone deserves a lift.

13 Appendix

14 Page 3: 1 Originations and customers from 2002- Dec 2021, attributable to the combined current, predecessor direct, discontinued operations and branded products. Page 5: 1 Combined loans receivable is a non-GAAP financials measure. See the appendix for a reconciliation to a GAAP measure. 2 Combined loan loss reserve is a non-GAAP financials measure. See the appendix for a reconciliation to a GAAP measure. Page 7: 1 Ending combined loans receivable - principal is a non-GAAP financial measure. See the appendix for a reconciliation to a GAAP measure. 2 Adjusted EBITDA is not a financial measure prepared in accordance with GAAP. See the appendix for a reconciliation to a GAAP measure. 3 Adjusted earnings (loss) is not a financial measure prepared in accordance with GAAP. See the appendix for a reconciliation to a GAAP measure. Page 9: 1 Adjusted EBITDA margin is not a financial measure prepared in accordance with GAAP. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. See the appendix for a reconciliation to a GAAP measure. Page 10: 1 Combined loans receivable - principal is a non-GAAP financial measure. See the appendix for a reconciliation to a GAAP measure. Footnotes

15 ($mm) 2021 2020 2021 2020 Net income (loss) from continuing operations (32)$ (4) (34) 36 Adjustments: Net interest expense 12 12 38 49 Share-based compensation 1 2 7 8 Depreciation and amortization 4 4 18 18 Non-operating expense 23 17 22 24 Income tax expense (benefit) (10) (5) (7) 11 Adjusted EBITDA (2)$ 26 44 146 Adjusted EBITDA Margin NM 29% 11% 32% Three months ended December 31, Years ended December 31 Adjusted EBITDA is a non-GAAP financial measure. The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, such as the impact of income tax benefit or expense, non-operating income (loss), net interest expense, share-based compensation expense, and depreciation and amortization expense, among others. The Company is not able to provide a reconciliation of the Company’s non- GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs. UK operations excluded as discontinued operations in 2020-2021. Non-GAAP financials reconciliation – Adjusted EBITDA

16 Non-GAAP financials reconciliation – Adjusted EBITDA (continued) Adjusted EBITDA is a non-GAAP financial measure. The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, such as the impact of income tax benefit or expense, non-operating income (loss), net interest expense, share-based compensation expense, and depreciation and amortization expense, among others. The Company is not able to provide a reconciliation of the Company’s non- GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs. * 2019 based on Net income from continuing operations. UK operations presented in 2015-2018. ($mm) 2019* 2018 2017 2016 2015 Net income (loss) 26$ 13 (7) (22) (20)$ Adjustments: Net interest expense 63 79 73 64 37 Share-based compensation 10 8 6 2 1 Foreign currency transaction (gain) loss - 2 (3) 9 2 Depreciation and amortization 16 13 10 11 9 Non-operating (income) expense 1 - (2) - (6) Income tax expense (benefit) 11 1 10 (3) (5) Adjusted EBITDA 127$ 116 87 60 19$ Adjusted EBITDA Margin 20% 15% 13% 10% 4% For the years ended December 31,

17 ($mm) 2021 2020 2021 2020 Net income (loss) from continuing operations (32)$ (4) (34) 36 Adjustments: Impact of uncertain tax position - - 1 - Impact of contingent losses related to legal matters 23 17 23 24 Cumulative tax effect of adjustments (5) (4) (4) (5) Adjusted earnings (loss) (14)$ 9 (14) 55 Diluted earnings (loss) per share - continuing operations (0.99)$ (0.11) (0.98) 0.87 Adjustments: Impact of uncertain tax position (0.01) - 0.04 - Impact of contingent losses related to legal matters 0.70 0.44 0.66 0.58 Cumulative tax effect of adjustments (0.12) (0.10) (0.12) (0.14) Adjusted diluted earnings (loss) per share (0.42)$ 0.23 (0.40) 1.31 Three months ended December 31, Years ended December 31 Adjusted earnings (loss) and Adjusted diluted earnings (loss) per share are non-GAAP financial measures. The Company’s Adjusted earnings (loss) exclude the impact of an uncertain tax position, the impact of contingent losses related to legal matters and the cumulative tax effect of the contingent loss adjustments. Adjusted diluted earnings (loss) per share is Adjusted earnings (loss) divided by diluted weighted shares outstanding for the period. UK operations excluded as discontinued operations in 2020-2021. Non-GAAP financials reconciliation – Adjusted Earnings (Loss)

18 Non-GAAP financials reconciliation – Adjusted Earnings (Loss) (continued) Adjusted earnings (loss) and Adjusted diluted earnings (loss) per share are non-GAAP financial measures. The Company’s Adjusted earnings (loss) exclude the impact of the Tax Cuts and Jobs Act tax expense. Adjusted diluted earnings (loss) per share is Adjusted earnings (loss) divided by diluted weighted shares outstanding for the period. * 2019 based on Net income from continuing operations. UK operations presented in 2015-2018. ($mm) 2019* 2018 2017 2016 2015 Net income (loss) 26$ 13 (7) (22) (20)$ Adjustments: Tax Cuts and Jobs Act tax expense - - 13 - - Adjusted earnings (loss) 26$ 13 6 (22) (20)$ Diluted earnings (loss) per share 0.59$ 0.28 (0.20) (1.74) (1.59)$ Adjustments: Tax Cuts and Jobs Act tax expense - - 0.37 - - Adjusted diluted earnings (loss) per share 0.59$ 0.28 0.17 (1.74) (1.59)$ For the years ended December 31,

Combined loans reconciliation (excluding UK)

(dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Company Owned Loans					
Loans receivable – principal, current, company owned	501,552	466,140	372,068	331,251	372,320
Loans receivable – principal, past due, company owned	57,207	46,730	27,231	21,678	25,563
Loans receivable – principal, total, company owned	558,759	512,870	399,299	352,929	397,883
Loans receivable – finance charges, company owned	23,602	22,960	19,157	21,393	25,348
Loans receivable – company owned	582,361	535,830	418,456	374,322	423,231
Allowance for loan losses on loans receivable, company owned	(71,204)	(56,209)	(40,314)	(39,037)	(48,399)
Loans receivable, net, company owned	511,157	479,621	378,142	335,285	374,832
Third Party Loans Guaranteed by the Company					
Loans receivable – principal, current, guaranteed by company	-	-	17	145	1,795
Loans receivable – principal, past due, guaranteed by company	-	-	4	15	144
Loans receivable – principal, total, guaranteed by company[1]	-	-	21	160	1,939
Loans receivable – finance charges, guaranteed by company[2]	-	-	4	22	299
Loans receivable – guaranteed by company	-	-	25	182	2,238
Liability for losses on loans receivable, guaranteed by company	-	-	(7)	(122)	(680)
Loans receivable, net, guaranteed by company[2]	-	-	18	60	1,558

[1] Represents loans originated by third-party lenders through the CSO programs, which are not included in our financial statements.
[2] Represents finance charges earned by third-party lenders through CSO programs, which are not included in our financial statements.
[3] Non-GAAP measure.

Elevate 19

20 (dollars in thousands) Dec 31, 2021 Sep 30, 2021 Jun 30, 2021 Mar 31, 2021 Dec 31, 2020 Combined Loans Receivable3 Combined loans receivable – principal, current 501,552 466,140 372,085 331,396 374,115 Combined loans receivable – principal, past due 57,207 46,730 27,235 21,693 25,707 Combined loans receivable – principal 558,759 512,870 399,320 353,089 399,822 Combined loans receivable – finance charges 23,602 22,960 19,161 21,415 25,647 Combined loans receivable 582,361 535,830 418,481 374,504 425,469 Combined Loan Loss Reserve3 Allowance for loan losses on loans receivable, company owned (71,204) (56,209) (40,314) (39,037) (48,399) Liability for losses on loans receivable, guaranteed by company - - (7) (122) (680) Combined loan loss reserve (71,204) (56,209) (40,321) (39,159) (49,079) Combined loans reconciliation - continued (excluding UK) 1 Represents loans originated by third-party lenders through the CSO programs, which are not included in our financial statements. 2 Represents finance charges earned by third-party lenders through CSO programs, which are not included in our financial statements. 3 Non-GAAP measure. .

21 Change to Fair Value Accounting Model Current Model Fair Value Model Earnings w/ Growth Earnings w/ No Growth Marketing Expense Upfront Credit Provision Aligns w/ Portfolio Decision Making no change no change

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